UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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BIGLARI HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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BIGLARI HOLDINGS INC.

17802 IH 10 West, Suite 400

SAN ANTONIO, TEXAS 78257

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 26, 2018

To the Shareholders of Biglari Holdings Inc.:

You are cordially invited to attend the annual meeting (the “Annual Meeting”) of the shareholders of Biglari Holdings Inc. (the “Corporation” or “Biglari Holdings”) to be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, on April 26, 2018, at 1:00 p.m., Eastern Daylight Time, for the following purposes:

1.	To elect five directors.
2.	To ratify the selection by the Audit Committee of the Board of Directors (the “Board”) of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2018.
3.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on March 20, 2018 as the record date for determining which shareholders have the right to vote at the Annual Meeting or at any adjournment thereof.

You may either vote by telephone or by Internet by following the instructions on the enclosed proxy card, or sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee.

We look forward to seeing you at the Annual Meeting.

By order of the Board,

Sardar Biglari

Chairman and Chief Executive Officer

San Antonio, Texas

March 27, 2018

If you are a shareholder of record and if you plan to attend the meeting, you must present a valid picture identification to be admitted to the meeting. If you are a beneficial shareholder (i.e., shares held through a brokerage account) and plan to attend the meeting, you must present valid picture identification and show a valid proof of ownership of shares by presenting any of the following: (1) a copy of a brokerage statement, (2) a legal proxy, (3) a letter from the broker confirming ownership of shares, or (4) an admission ticket which can be obtained by registering in advance of the meeting at www.proxyvote.com/register. Shareholders may bring up to two guests; however, each guest must be registered by the shareholder at www.proxyvote.com/register as well as present valid picture identification along with the admission ticket. Seating will begin at 12:00 p.m. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

BIGLARI HOLDINGS INC.

17802 IH 10 West, Suite 400

SAN ANTONIO, TEXAS 78257

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2018

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Biglari Holdings Inc. (hereinafter “we”, “our”, “BH”, “Biglari Holdings,” “Corporation” or “Company”) of proxies in the accompanying form for the Annual Meeting of Shareholders to be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, on April 26, 2018, at 1:00 p.m., Eastern Daylight Time, and at any adjournment or postponement thereof (the “Annual Meeting”).

GENERAL INFORMATION

This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about April 2, 2018. If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it with our Corporate Secretary or submitting a duly executed proxy bearing a later date. Solicitation of proxies is made by the Corporation and will be made solely by mail at the Corporation’s expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on March 20, 2018, the record date for the Annual Meeting, the Corporation had outstanding and entitled to vote 2,067,676 shares of common stock. Only shareholders of record at the close of business on March 20, 2018 are entitled to vote at the Annual Meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of common stock holding in the aggregate a majority of the voting power of the Corporation’s stock entitled to vote shall constitute a quorum for the transaction of business.

A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. The affirmative vote of a majority of the common stock present, in person or by proxy, is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.

Abstentions will count for purposes of establishing a quorum, but will not count as votes cast on a proposal. Accordingly, abstentions will have no effect on the election of directors and are the equivalent of an “against” vote on matters requiring a majority of the common stock to decide the question. Broker non-votes will also count for purposes of establishing a quorum, but will not count as votes cast for the election of directors and accordingly will have no effect. Since the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018 is a “routine” matter under applicable rules, your broker may vote your shares for you on this proposal absent any other instructions from you. Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

In addition you will receive a proxy statement and proxy card for a special meeting of the Corporation. The special meeting will be held on April 26, 2018 immediately following the adjournment of the Corporation’s annual meeting of shareholders. The purpose of the special meeting is to vote upon a proposal for the creation of a new public holding company with a dual class structure. In addition, shareholders will vote to approve certain features of the organizational documents for the new holding company that differ from the Company’s organizational documents.

If you are a shareholder of record and if you plan to attend the meeting, you must present a valid picture identification to be admitted to the meeting. If you are a beneficial shareholder (i.e., shares held through a brokerage account) and plan to attend the meeting, you must present valid picture identification and show a valid proof of ownership of shares by presenting any of the following: (1) a copy of a brokerage statement, (2) a legal proxy, (3) a letter from the broker confirming ownership of shares, or (4) an admission ticket which can be obtained by registering in advance of the meeting at www.proxyvote.com/register. Shareholders may bring up to two guests; however, each guest must be registered by the shareholder at www.proxyvote.com/register as well as present valid picture identification along with the admission ticket. If we cannot verify that you own Biglari Holdings shares or are a registered guest, you will not be admitted to the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 26, 2018.

The Proxy Statement for the Annual Meeting of Shareholders to be held on April 26, 2018 and the Corporation’s 2017 Annual Report to Shareholders are available at www.biglariholdings.com/annualmeeting and www.proxyvote.com.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

Director Nominees

At the Annual Meeting, a Board consisting of five members will be elected until the next annual meeting.

Upon the recommendation of the Governance, Compensation and Nominating Committee, the members of the Board have nominated for election five current directors of the Corporation, three of whom are “independent” within the meaning of the listing standards of the New York Stock Exchange.

Information with respect to our nominees for election as directors, including the experience, qualifications, attributes and skills that led to the selection of each nominee by the Governance, Compensation and Nominating Committee, is contained in the following table:

Name	Age	Business Experience

Sardar Biglari	40	Chairman of the Board and Chief Executive Officer of Biglari Holdings since 2008. In addition, Mr. Biglari has served as Chairman and Chief Executive Officer of Biglari Capital Corp. (“Biglari Capital”) since 2000. Biglari Capital is the general partner of The Lion Fund, L.P. and The Lion Fund II, L.P., private investment partnerships. Mr. Biglari is the sole owner of Biglari Capital. Mr. Biglari has also served as a director of CCA Industries, Inc. (“CCA Industries”), a manufacturer and marketer of health and beauty aids, from August 2011 to July 2014 and since October 2015. He also served as a director of Insignia Systems, Inc. (“Insignia Systems”), a developer and marketer of innovative point-of-purchase in-store products, programs and services, from December 2015 to March 2017, including as its Co-Chairman from January 2016 to March 2017. Mr. Biglari is an entrepreneur with extensive managerial and investing experience in a broad range of businesses.

Philip L. Cooley	74	Vice Chairman of the Board of Biglari Holdings since April 2009 and a director since March 2008. Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, from 1985 until his retirement in May 2012. Served as an advisory director of Biglari Capital since 2000. Director of CCA Industries from August 2011 to July 2014 and since October 2015. He also served as a director of Insignia Systems from December 2015 to March 2017. Mr. Cooley has extensive business and investment knowledge and experience. He also has experience serving on the boards of directors of public companies.

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Ruth J. Person	72	Director of the Corporation since 2002. Chancellor, University of Michigan-Flint, from 2008 to 2014 and Professor of Management from 2008 to present. Ms. Person has years of experience in leadership and board positions at various institutions.

Kenneth R. Cooper	73	Director of the Corporation since October 2010. Attorney in the private practice of law at the Kenneth R. Cooper Law Office since 1974, with over 40 years of legal and business experience in real estate transactions and related matters. Mr. Cooper has extensive experience in real estate, business and financial matters.

James P. Mastrian	75	Director of the Corporation since August 2012. Mr. Mastrian was the special advisor to the Chairman and Chief Executive Officer of Rite Aid Corporation from August 2007 until his retirement in August 2008. Mr. Mastrian served in a leadership role in the retail sector, has extensive marketing experience and over 40 years of experience in corporate management.

The Governance, Compensation and Nominating Committee of the Board has concluded that the following directors are independent in accordance with the director independence standards of the New York Stock Exchange, and has determined that none of them has a material relationship with the Corporation which would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director: Kenneth R. Cooper, James P. Mastrian and Ruth J. Person.

When the accompanying proxy card is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted FOR the election of the five nominees identified above. Each of our nominees has consented to being named in this proxy statement and has agreed to serve, if elected. The Corporation expects each nominee to be able to serve if elected, but if any nominee notifies the Corporation before the Annual Meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the directors, may be voted (i) for a substitute nominee or nominees or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

Our Board unanimously recommends that shareholders vote FOR each of the Company’s five nominees for Director.

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Board Meetings, Committees and Nominations

The Board held six formal meetings during 2017. Each director during 2017 attended at least 75% of all meetings of the Board and of the committees of the Board on which he or she served. Directors are encouraged but not required to attend annual meetings of the Corporation’s shareholders. Sardar Biglari, Philip L. Cooley, Kenneth R. Cooper, James P. Mastrian and Ruth J. Person attended the 2017 Annual Meeting of Shareholders. Two executive sessions of independent directors were held in 2017. Kenneth R. Cooper presided over the executive sessions.

The Board has established an Audit Committee in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The 2017 Audit Committee consisted of Kenneth R. Cooper, James P. Mastrian and Ruth J. Person. The Board determined that each of James P. Mastrian and Ruth J. Person meet the definition of “audit committee financial expert” as that term is used in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act. All current members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act and in Section 303A of the New York Stock Exchange Listed Company Manual. The Audit Committee assists the Board with oversight of a) the integrity of the Corporation’s financial statements; b) the Corporation’s compliance with legal and regulatory requirements; and c) the qualifications and independence of the Corporation’s independent public accountants and the Corporation’s internal audit function. The Audit Committee meets periodically with the Corporation’s independent public accountants, internal auditors and members of management and reviews the Corporation’s accounting policies and internal controls. The Audit Committee also selects the firm of independent public accountants to be retained by the Corporation to perform the audit. The Audit Committee held five formal meetings during 2017. The Audit Committee Charter is available on the Corporation’s website at www.biglariholdings.com and may also be obtained at no charge by written request to the attention of the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257.

The Board has established a Governance, Compensation and Nominating Committee and adopted a charter to define and outline the responsibilities of its members. A copy of the Governance, Compensation and Nominating Committee Charter is available on the Corporation’s website at www.biglariholdings.com and may also be obtained at no charge by written request to the attention of the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The 2017 Governance, Compensation and Nominating Committee consisted of Kenneth R. Cooper, James P. Mastrian and Ruth J. Person, all of whom are independent directors in accordance with the New York Stock Exchange director independence standards.

The role of the Governance, Compensation and Nominating Committee is to assist the Board by a) recommending governance guidelines applicable to the Corporation; b) identifying, evaluating and recommending the nomination of Board members; c) setting the compensation of the Corporation’s Chief Executive Officer and performing other compensation oversight; d) reviewing related persons transactions; and e) assisting the Board with other related tasks, as assigned from time to time. The Governance, Compensation and Nominating Committee held three formal meetings during 2017.

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The Corporation does not have a policy regarding the consideration of diversity, however defined, in identifying nominees for director. Instead, in identifying director nominees, the Governance, Compensation and Nominating Committee looks for individuals who possess integrity, ownership mentality, business expertise and enterprise qualities that support an entrepreneurial culture. With respect to the selection of director nominees at the Annual Meeting, the Governance, Compensation and Nominating Committee recommended the Board nominate the five directors named in this proxy statement.

The Governance, Compensation and Nominating Committee has a policy under which it will consider recommendations presented by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation”. The Director Nominee Recommendation must be delivered to us not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, for our 2019 annual meeting of shareholders, notice of a nomination or proposal must be delivered to us no earlier than December 27, 2018 and no later than January 26, 2019. (If the date of the annual meeting, however, is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered to us not later than the 90th day prior to such annual meeting date or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made.) The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications. At a minimum, candidates recommended for nomination to the Board must meet the director independence standards of the New York Stock Exchange. The Governance, Compensation and Nominating Committee’s policy provides that candidates recommended by shareholders will be evaluated using the same criteria as are applied to all other candidates.

Board Leadership Structure and Role in Risk Oversight

Sardar Biglari is the Corporation’s Chairman of the Board and Chief Executive Officer as well as its controlling shareholder. The Corporation is a holding company owning subsidiaries engaged in a number of diverse business activities, including media, property and casualty insurance, and restaurants. The Corporation’s largest operating subsidiaries are involved in the franchising and operating of restaurants. All major operating, investment, and capital allocation decisions are made for the Company and its subsidiaries by Mr. Biglari. Because of Biglari Holdings’ corporate structure, along with the centralization of significant managerial and capital allocation decisions to Mr. Biglari, the most effective model for the Corporation is to designate Mr. Biglari as holding both positions of Chairman and Chief Executive.

The full Board has responsibility for general oversight of relevant risks. Mr. Biglari bears responsibility for managing various risks faced by the Company. Furthermore, Mr. Biglari reviews with the Board relevant possible risks. In addition, as part of its Charter, the Audit Committee reviews and discusses the Corporation’s policies concerning risk assessment and risk management.

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Director Compensation

Directors of Biglari Holdings do not receive grants of Company stock. We do not issue stock options and restricted stock in order to avoid equity dilution of our shareholders. Our view is that if directors wish to own Company stock, they, like all other shareholders, can purchase shares in the open market.

Directors of the Corporation who are employees do not receive fees for attendance at directors’ meetings. During 2017, a director who was not an employee received an annual cash retainer of $60,000, and the Chairs of the Audit Committee and the Governance, Compensation and Nominating Committee each received an additional annual cash retainer of $5,000. For his role as Vice Chairman of the Board and such other duties as designated by the Board, Dr. Cooley received an annual cash retainer of $245,000. In addition, non-employee directors receive cash meeting attendance fees as follows:

•	$3,500 for each in-person Board meeting attended
•	$1,250 for each committee meeting attended in-person not held in conjunction with a Board meeting
•	$500 for each committee meeting attended held in conjunction with a Board meeting and
•	$500 for any meeting (Board or committee) in which the director participated by phone

The following table provides compensation information for 2017 for each non-management member of the Board who served on the Board during such year:

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Philip L. Cooley	$254,000	$—	$254,000
Kenneth R. Cooper	$83,000	$—	$83,000
James P. Mastrian	$69,500	$—	$69,500
Ruth J. Person	$73,000	$—	$73,000

Meetings of Independent Directors

The Audit Committee and the Governance, Compensation and Nominating Committee are composed of independent directors of the Company. The Audit Committee held five meetings and the Governance, Compensation and Nominating Committee held three meetings during 2017. In addition, two executive sessions of the independent directors were held in 2017. A shareholder or other interested party wishing to contact the independent directors, as applicable, should send a letter to the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The mailing envelope should contain a clear notation that the enclosed letter is to be forwarded to the Corporation’s independent directors.

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Shareholder Communications with the Board

Shareholders who wish to communicate with the Board or a particular director may send a letter to the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The mailing envelope should contain a clear notation that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to promote effective governance of the Corporation. The Corporate Governance Guidelines are available on the Corporation’s website at www.biglariholdings.com. A copy of the Corporate Governance Guidelines also may be obtained at no charge by written request to the attention of the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257.

Code of Business Conduct and Ethics

The Corporation has adopted a Code of Conduct for all directors, officers and employees as well as directors, officers and employees of each of its subsidiaries. The Code of Conduct is available on the Corporation’s website at www.biglariholdings.com. A copy of the Code of Conduct may also be obtained at no charge by written request to the attention of the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257.

Executive Officers

Our executive officers are appointed annually by the Board, or at such interim times as circumstances may require. Other than Mr. Biglari, the only executive officer of the Corporation during 2017 was Bruce Lewis.

Mr. Lewis, age 53, joined the Company and was named Controller in January 2012.

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PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2018. Deloitte & Touche LLP has served in that capacity since fiscal 2003. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

If the shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its choice, taking into consideration the views of the shareholders, and may (but will not be required to) appoint a different firm to serve in that capacity for 2018.

Required Vote

If a quorum is present, approval of the ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2018 will require the affirmative vote of a majority of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Our Board unanimously recommends that shareholders vote FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2018. Properly dated and signed proxies will be so voted unless shareholders specify otherwise.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis is designed to provide shareholders with a better understanding of our compensation philosophy, core principles, and decision-making process. It explains the compensation-related actions taken regarding the executive officers identified in the Summary Compensation Table (the “Named Executive Officers”). Details regarding the compensation we paid to the Named Executive Officers for 2017 are found in the tables and narrative that follow them.

Executive Summary

Biglari Holdings is not a conventional company. Our compensation system is idiosyncratic to Biglari Holdings. The Company is composed of two distinct components: operating businesses and investments. The Company conducts its operations through its wholly-owned subsidiaries, including Steak n Shake Inc., Western Sizzlin Corporation, First Guard Insurance Company, and Maxim Inc. As CEO of Biglari Holdings, Mr. Biglari oversees the Company’s operating businesses. We have designed a compensation system that ties Mr. Biglari’s compensation to the performance of the operating businesses.

The Company holds its investments mainly by means of limited partner interests in The Lion Fund, L.P. and The Lion Fund II, L.P. (the “investment partnerships”). The investment partnerships are managed by Biglari Capital, a private investment firm founded and owned by Mr. Biglari. As Chairman of Biglari Capital, the general partner of these investment partnerships, he is responsible for their investment activities. The fees paid to the general partner are tied to the performance of the investment partnerships.

Compensation of Chief Executive Officer

Chief Executive Officer Compensation for Managing the Operating Businesses

In his capacity as CEO of the Company, Mr. Biglari earned $8,253,250 in total direct compensation for 2017 which was composed of $900,000 salary and $7,353,250 incentive fee. Mr. Biglari’s salary has not been increased since 2009.

Incentive Agreement

Philosophy. In designing the Company’s incentive agreement with Mr. Biglari (the “Incentive Agreement”), the Governance, Compensation and Nominating Committee of the Board (the “Committee”) sought to embody the pay-for-performance ethos of the Company and its focus on maximizing long-term shareholder value. The Company’s singular long-term strategic objective is to maximize its per-share intrinsic value. The Company believes that an increase in intrinsic value will eventually be reflected in its stock price. Therefore, the Committee believes it is most appropriate to determine Mr. Biglari’s compensation for our operating businesses by reference to a return on equity methodology — adjusted shareholder equity growth. Adjustments are made to the metric so that Mr. Biglari is compensated solely for the Company’s true economic gains.

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Incentive Design. The Incentive Agreement establishes a performance-based annual incentive payment for Mr. Biglari contingent upon the growth in adjusted equity in each year attributable to our operating businesses. Adjustments are made to changes in shareholders’ equity so the Committee measures the Company’s economic performance and thus is unaffected by non-economic factors. For example, the consummation of prior rights offerings conducted by the Company had no impact on Mr. Biglari’s compensation under the Incentive Agreement.

In order for Mr. Biglari to receive any incentive, our operating businesses must achieve an annual increase in shareholders’ equity in excess of 6% (the “Hurdle Rate”) above the previous highest level (the “High Water Mark”). Mr. Biglari will receive 25% of any incremental book value created above the High Water Mark plus the Hurdle Rate (collectively, the “Measuring Point”). In any year in which book value declines, our operating businesses must completely recover their deficit from the previous High Water Mark, along with attaining the Hurdle Rate, before Mr. Biglari becomes eligible to receive any further incentive payment.

2017 Incentive Payout. Mr. Biglari received an incentive fee of $7,353,250 primarily attributable to net earnings of $50,071,000. Net earnings included an income tax benefit of $53,545,000 derived from a reduction in deferred tax liability related to the Corporation’s significant unrealized gains on marketable securities.

Mr. Biglari did not receive an incentive payment for the years 2016 and 2015. Our executive compensation philosophy is intended to reward and promote such long-term growth for the benefit of all shareholders.

The CEO incentive payment is reviewed by the Committee and its advisors.

The following table sets forth a reconciliation of the change in total shareholders’ equity and in adjusted book value during 2017.

	2017 changes in Shareholders' Equity	2017 changes in Adjusted Book Value
Net earnings	$50,071,000	$50,071,000
Add accrued CEO incentive fee	—	4,632,000
Other comprehensive income	2,180,000	195,000
Adjustment to treasury stock for holdings in investment partnerships	(12,893,000)	—
Exercise of stock options	30,000	—
Less net earnings from investment partnerships	—	(11,080,000)
	$39,388,000	$43,818,000

Beginning shareholder’s equity of $531,940,000 was mainly reduced for adjustments for equity in investment partnerships and treasury stock, resulting in a High Water Mark of $240,083,000.

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Investments in The Lion Fund Investment Partnerships

The Company holds its investments mainly through limited partner interests in the investment partnerships. The general partner of the investment partnerships does not charge Biglari Holdings management fees, only a performance fee; therefore, its fees are predicated solely on investment gains, not on assets under management. Income from the investment partnerships is excluded in the calculation of Mr. Biglari’s incentive compensation under the Incentive Agreement. In other words, there is no “double dipping” with fees paid at the partnership level and then at the holding company level. The investments in the investment partnerships are more fully described under “Related Person Transactions”.

Compensation of Controller

The Committee has charged Mr. Biglari with the responsibility of reviewing and determining the compensation of other executive officers, including senior executives of the Company’s major subsidiaries. Factors considered are typically subjective, such as the executive’s performance and any changes in that executive’s functional responsibilities, which were the primary factors used in determining the compensation for the Company’s Controller, Bruce Lewis.

We may also utilize different incentive arrangements, with their terms dependent upon such elements as the economic potential or capital intensity of the business. The incentives could be large and will always be tied to the operating results for which an executive exercises authority.

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Employment Agreements, Severance, and Change-in-Control Arrangements

Neither Mr. Biglari nor Mr. Lewis has an employment agreement with the Company and neither has been granted or holds any stock options or restricted stock awards from the Company.

Mr. Biglari’s Incentive Agreement continues in effect during his service as Chief Executive Officer of the Company, but does not alter his at-will employment arrangement with the Company. If there is a “change in control” of the Corporation, Mr. Biglari is terminated by the Corporation without “cause” or Mr. Biglari resigns for “good reason” (as those terms are defined in the Incentive Agreement), Mr. Biglari will be entitled to receive a severance payment equal to 2.99x his average annual cash compensation (consisting of his base salary and incentive compensation), determined from the date of the Incentive Agreement, subject to reduction to the extent necessary so that no portion of the severance payment will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. Mr. Biglari would receive a payment of approximately $13.0 million if an event occurred entitling him to a severance payment.

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation to the principal executive officer, principal financial officer, or any of the three other most highly compensated executive officers in excess of $1 million in any taxable year. Payments made pursuant to the Incentive Agreement, however, are intended to qualify as “performance based compensation,” eligible for continued deductibility with shareholder approval. To preserve the tax deductibility of such compensation, the Corporation sought and obtained shareholder approval of the Incentive Agreement.

Effective for tax years beginning on January 1, 2018 or later, tax reform legislation modifies Section 162(m) to, among other modifications, repeal the performance-based compensation and commission exceptions to the Section 162(m) $1 million deduction limitation. A transition rule applies to remuneration provided pursuant to a written binding contract that was in effect on November 2, 2017. In general, we expect that the transition rules will allow payments made pursuant the Incentive Agreement to be deductible based on the application of the Section 162(m) rules in effect prior to November 2, 2017.

Compensation Policies Relating to Risk Management

The Committee believes that our compensation policies and practices, as a result of their emphasis on long-term value creation, do not encourage unnecessary or excessive risk taking and that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Corporation.

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Summary Compensation Information

The following table discloses the compensation received for the three years ended December 31, 2017 by the Corporation’s Chief Executive Officer and its Controller.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Sardar Biglari,	2017	$900,000	$—	$7,353,250	$—	$8,253,250
Chairman / Chief	2016	900,000	—	—	—	900,000
Executive Officer	2015	900,000	—	—	—	900,000

Bruce Lewis,	2017	$415,000	$440,000		$—	$855,000
Controller	2016	390,000	420,000		—	810,000
	2015	365,000	400,000		25,414	790,414

Narrative Disclosure to Summary Compensation Table

As referenced in the Compensation Discussion and Analysis section, Mr. Biglari, as CEO of the Company, oversees all aspects of its restaurant, insurance and media properties. Fees paid to Biglari Capital in 2017 are fully described under “Related Person Transactions”.

Plan Based Award Grants; Outstanding Equity Awards; Award Exercise and Vesting

The Corporation does not grant any stock options or other awards. Payments made pursuant to the Incentive Agreement are capped at $10,000,000 annually.

Retirement Benefits

Our subsidiaries maintain various 401(k) plans. One of our Named Executive Officers participates in the Steak n Shake 401(k) Savings Plan (the “401(k) Plan”), which is a defined contribution plan. Discretionary matching contributions were made in each of calendar years 2017, 2016 and 2015. Discretionary contributions are based on the profitability of the Corporation and subject to quarterly revision. The Named Executive Officers and other “highly compensated employees” (as that term is defined by IRS regulations) are limited to contributing less than 1% of their cash compensation to the 401(k) Plan.

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Potential Payments Upon Termination of Employment

For a description of the rights to which Mr. Biglari is entitled in the event of a “change in control” of the Corporation, Mr. Biglari’s termination by the Corporation without “cause” or Mr. Biglari’s resignation for “good reason,” see “Compensation Discussion and Analysis – Employment Agreements, Severance and Change-in-Control Arrangements,” and “Related Person Transactions.” Mr. Biglari has not received any stock awards from the Corporation.

Mr. Lewis does not have any agreement with the Company providing for payments upon termination or in the event of a change in control of the Corporation. Mr. Lewis has not received any stock awards from the Corporation.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our domestic employees and the annual total compensation of Mr. Biglari, Chairman and Chief Executive Officer.

The median employee was determined using 2017 W-2 wages for all U.S. employees and equivalent taxable compensation for all non-U.S. employees were excluded. The median employee determination included all domestic employees who were employed at December 31, 2017. The compensation of the median employee was $9,963. Our median employee works part time. Therefore, the ratio of the Chief Executive Officer’s compensation ($8,253,250) to the median employee (i.e., part time) was approximately 828 to 1.

We excluded our international employees from the identification of the median employee because our international employees are less than 5% of our total employee population. We annualized the compensation of employees who initiated employment during 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Section 16(a) forms were required for those persons, the Corporation believes that during 2017 all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table details information regarding our existing equity compensation plans as of December 31, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,480	$149.65	—
Equity compensation plans not approved by security holders	—	$—	—
Total	1,480	$149.65	—

During fiscal year 2010, we resolved to suspend, indefinitely, all future option grants and placed a moratorium on the issuance of restricted stock.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, the Governance, Compensation and Nominating Committee of the Board consisted of Kenneth R. Cooper, Ruth J. Person and James P. Mastrian. None of these individuals has at any time been an officer or employee of the Corporation. During 2017, none of our executive officers served as a member of the board of directors or compensation committee of any entity for which a member of our Board or Governance, Compensation and Nominating Committee served as an executive officer.

GOVERNANCE, COMPENSATION, AND NOMINATING COMMITTEE REPORT

The Governance, Compensation and Nominating Committee of the Board (the “Committee”) is currently composed of the persons identified below. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement on pages 10 to 13. Based on the Committee’s review and discussions with management, it recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the members of the Committee.

Kenneth R. Cooper, Chairman

James P. Mastrian

Ruth J. Person

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AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of Directors and Management

The following table shows the total number of shares of our Common Stock beneficially owned as of March 20, 2018 and the percentage of outstanding shares for (i) each director, (ii) each Named Executive Officer, and (iii) all directors and executive officers, as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Sardar Biglari	1,132,211 (1)	54.8%
Philip L. Cooley	7,475 (2)	*
Ruth J. Person	512	*
Kenneth R. Cooper	323	*
James P. Mastrian	336 (3)	*
Bruce Lewis	—	—
All directors and executive officers as a group (6 persons)	1,133,382	54.8%
*	Less than 1%
1)	Includes 365,726 shares owned directly by The Lion Fund, L.P., 726,218 shares owned directly by The Lion Fund II, L.P., 31,018 shares owned directly by Biglari Capital Corp., one share owned directly by Mr. Biglari, 1,123 shares held under the 401(k) Plan, 650 shares held under the Steak n Shake Non-Qualified Savings Plan, and 7,475 shares beneficially owned by Dr. Cooley. Mr. Biglari has the sole power to vote and dispose of the shares beneficially owned by the foregoing persons, other than the shares beneficially owned by Dr. Cooley. Mr. Biglari shares with Dr. Cooley the power to vote and dispose of the shares beneficially owned by Dr. Cooley. Mr. Biglari disclaims beneficial ownership of the shares that he does not directly own. See also footnote 1 to the table below.
2)	Includes 814 shares owned by Dr. Cooley’s spouse. Dr. Cooley disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
3)	Shares owned by Mr. Mastrian’s spouse individually or through the Nancy A. Mastrian Trust dated 9/30/97. Mr. Mastrian disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

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Security Ownership of 5% Beneficial Owners

The following table shows as of March 20, 2018 the number and percentage of outstanding shares of our Common Stock beneficially owned by each person or entity known to be the beneficial owner of more than 5% of our Common Stock:

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Biglari Capital Corp. 17802 IH 10 West, Suite 400 San Antonio, TX 78257	1,122,962 (1)	54.3%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	134,634 (2)	6.5%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	111,540 (3)	5.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	104,274 (4)	5.0%
1)	This information was obtained from a Schedule 13D/A filed with the SEC on March 13, 2018 by The Lion Fund, L.P., The Lion Fund II, L.P., Biglari Capital, Sardar Biglari, Philip L. Cooley, the 401(k) Plan and the Steak n Shake Non-Qualified Savings Plan, and the most recent Form 4 filed with the SEC by certain of the foregoing persons. In aggregate, 365,726 shares are directly owned by The Lion Fund, L.P., 726,218 shares are directly owned by The Lion Fund II, L.P., and 31,018 shares are owned directly by Biglari Capital. Each of Biglari Capital, as the general partner of The Lion Fund, L.P. and The Lion Fund II, L.P., and Sardar Biglari, as Chairman and Chief Executive Officer of Biglari Capital, has the sole power to vote and dispose of the shares owned by The Lion Fund, L.P. and The Lion Fund II, L.P., and Sardar Biglari has sole power to vote and dispose of the shares owned by Biglari Capital. Each of Biglari Capital and Mr. Biglari disclaims beneficial ownership of the shares that he or it does not directly own.
2)	This information was obtained from a Schedule 13G/A filed with the SEC on January 29, 2018. BlackRock, Inc. reported that it has sole voting power with respect to 131,888 shares of Common Stock and sole dispositive power with respect to 134,634 shares of Common Stock.
3)	This information was obtained from a Schedule 13D/A filed with the SEC on April 28, 2017. GAMCO Asset Management Inc. reported that it has sole voting power with respect to 70,594 shares of Common Stock and sole dispositive power with respect to 74,788 shares of Common Stock. Gabelli Funds, LLC reported that it has sole voting and dispositive power with respect to 23,219 shares of Common Stock. Teton Advisors, Inc. reported that it has sole voting and dispositive power with respect to 13,183 shares of Common Stock. MJG Associates, Inc. reported that it has sole voting and dispositive power with respect to 120 shares of Common Stock. Mario J. Gabelli reported that he has sole voting and dispositive power with respect to 230 shares of Common Stock.

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4)

This information was obtained from a Schedule 13G/A filed with the SEC on February 12, 2018. The Vanguard Group reported that it has sole voting power with respect to 1,085 shares of Common Stock, shared voting power with respect to 60 shares of Common Stock, sole dispositive power with respect to 103,181 shares of Common Stock and shared dispositive power with respect to 1,093 shares of Common Stock.

RELATED PERSON TRANSACTIONS

Policy Regarding Related Person Transactions

The Governance, Compensation and Nominating Committee (the “Committee”) reviews each related person transaction (as defined below) and determines whether it will approve or ratify that transaction based on whether the transaction is in the best interests of the Company and its shareholders. Any Board member who has any interest (actual or perceived) will not be involved in the consideration.

A “related person transaction” is any transaction, arrangement or relationship in which we are a participant, the related person (defined below) had, has or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related person” includes (a) any person who is or was (at any time during the last fiscal year) an officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

In determining whether a related person transaction will be approved or ratified, the Committee may consider factors such as (a) the extent of the related person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related persons; (d) the benefit to us; and (e) the aggregate value of the transaction.

Related Person Transactions

Investments in the Investment Partnerships

Since the year 2000, Mr. Biglari has served as Chairman of Biglari Capital, general partner of the investment partnerships. Biglari Capital is solely owned by Mr. Biglari. Biglari Capital, in its capacity as general partner, receives an annual incentive reallocation equal to 25% of the net profits allocated to the limited partners of the investment partnerships in excess of their applicable hurdle rate of 6% subject to a high-water mark. Unlike the typical arrangement in the industry, Biglari Capital does not receive any fees based on assets under management; its fees are predicated solely on investment gains.

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Mr. Biglari stated in his 2015 letter to shareholders: “Our incentive system differs from that of most investment managers, whose compensation is tied to the level of assets under management. Regardless of whether an investor makes or loses money, the investment manager is guaranteed significant income. A typical manager’s incentive is to earn a return on his capital, rather than a return on his investors’ capital. In addition, a hedge fund manager may charge both a large management fee, 2% of assets, plus a significant contingent payment, 20% of profits — and usually absent a minimum hurdle rate.” The Committee agrees with this view and believes that the incentive reallocation under the terms of the investment partnership agreements is favorable.

An incentive reallocation to Biglari Capital is determined as of December 31 of each year. In 2017, no incentive reallocation was earned. Based on Biglari Holdings’ $281 million of earnings from the investment partnerships for 2016, the incentive reallocation from Biglari Holdings to Biglari Capital was $31.6 million. For 2015, the incentive reallocation from Biglari Holdings to Biglari Capital was $23,000.

Services Agreement

On September 15, 2017, the Company entered into a services agreement with Biglari Enterprises LLC and Biglari Capital (collectively, the “Biglari Entities”). The Biglari Entities are owned by Mr. Biglari. The services agreement replaces the shared services agreement between the Company and Biglari Capital dated July 1, 2013. The services agreement was executed in connection with a review of the relationships and transactions between the Company and Biglari Capital. After careful consideration, including an assessment by a public accounting firm of administrative-related costs incurred by the Company in connection with its investments, the Company’s Governance, Compensation and Nominating Committee, comprised solely of independent board members, approved the services agreement. Under the terms of the services agreement, the Company will no longer provide business and administrative-related services to Biglari Capital. Instead, the Biglari Entities will assume the responsibility to provide the services and the Company will pay a fixed fee to the Biglari Entities.

The services agreement has a five-year term, effective on October 1, 2017. The fixed fee is $700,000 per month for the first year with adjustments in years two through five. The services agreement does not alter the hurdle rate connected with the incentive reallocation paid to Biglari Capital by the Company.

License Agreement

On January 11, 2013, the Company entered into a Trademark License Agreement (the “License Agreement”) with Mr. Biglari. The License Agreement was unanimously approved by the Committee. In addition, the license under the License Agreement is provided on a royalty-free basis in the absence of specified extraordinary events described below. Accordingly, the Company and its subsidiaries have paid no royalties to Mr. Biglari under the License Agreement since its inception.

Under the License Agreement, Mr. Biglari granted to the Company an exclusive license to use the Biglari and Biglari Holdings names (the “Licensed Marks”) in association with various products and services (collectively the “Products and Services”). Upon (a) the expiration of twenty years from the date of the License Agreement (subject to extension as provided in the License Agreement), (b) Mr. Biglari’s death, (c) the termination of Mr. Biglari’s employment by the Company for Cause (as defined in the License Agreement), or (d) Mr. Biglari’s resignation from his employment with the Company absent an Involuntary Termination Event (as defined in the License Agreement), the Licensed Marks for the Products and Services will transfer from Mr. Biglari to the Company, without any compensation, if the Company is continuing to use the Licensed Marks in the ordinary course of its business. Otherwise, the rights will revert to Mr. Biglari.

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If (i) a Change of Control (as defined in the License Agreement) of the Company; (ii) the termination of Mr. Biglari’s employment by the Company without Cause; or (iii) Mr. Biglari’s resignation from his employment with the Company due to an Involuntary Termination Event (each, a “Triggering Event”) were to occur, Mr. Biglari would be entitled to receive a 2.5% royalty on “Revenues” with respect to the “Royalty Period.” The royalty payment to Mr. Biglari would not apply to all revenues received by Biglari Holdings and its subsidiaries nor would it apply retrospectively (i.e., to revenues received with respect to the period prior to the Triggering Event). The royalty would apply to revenues recorded by the Company on an accrual basis under GAAP, solely with respect to the defined period of time after the Triggering Event equal to the Royalty Period, from a covered Product, Service or business that (1) has used the Biglari Holdings or Biglari name at any time during the term of the License Agreement, whether prior to or after a Triggering Event, or (2) the Company has specifically identified, prior to a Triggering Event, will use the name Biglari or Biglari Holdings.

“Revenues” means all revenues received, on an accrual basis under GAAP, by the Company, its subsidiaries and affiliates from the following: (1) all Products and Services covered by the License Agreement bearing or associated with the names Biglari and Biglari Holdings at any time (whether prior to or after a Triggering Event). This category would include, without limitation, the use of Biglari or Biglari Holdings in the public name of a business providing any covered Product or Service; and (2) all covered Products, Services and businesses that the Company has specifically identified, prior to a Triggering Event, will bear, use or be associated with the name Biglari or Biglari Holdings.

The Committee unanimously approved the association of the Biglari name and mark with all of Steak n Shake’s restaurants (including Company operated and franchised locations), products and brands. On May 14, 2013, the Company, Steak n Shake, LLC and Steak n Shake Enterprises, Inc. entered into a Trademark Sublicense Agreement in connection therewith. Accordingly, revenues received by the Company, its subsidiaries and affiliates from Steak n Shake’s restaurants, products and brands would come within the definition of Revenues for purposes of the License Agreement.

The “Royalty Period” is a defined period of time, after the Triggering Event, calculated as follows: (i) if, following three months after a Triggering Event, the Company or any of its subsidiaries or affiliates continues to use the Biglari or Biglari Holdings name in connection with any covered Product or Service, or continues to use Biglari as part of its corporate or public company name, then the Royalty Period will equal (a) the period of time during which the Company or any of its subsidiaries or affiliates continues any such use, plus (b) a period of time after the Company, its subsidiaries and affiliates have ceased all uses of the names Biglari and Biglari Holdings equal to the length of the term of the License Agreement prior to the Triggering Event, plus three years. As an example, if a Triggering Event occurs five years after the date of the License Agreement, and the Company ceases all uses of the Biglari and Biglari Holdings names two years after the Triggering Event, the Royalty Period will equal a total of ten years (the sum of two years after the Triggering Event during which the Biglari and Biglari Holdings names are being used, plus a period of time equal to the five years prior to the Triggering Event, plus three years); or (ii) if the Company, its subsidiaries and affiliates cease all uses of the Biglari and Biglari Holdings names within three months after a Triggering Event, then the Royalty Period will equal the length of the term of the License Agreement prior to the Triggering Event, plus three years. As an example, if a Triggering Event occurs five years after the date of the License Agreement, and the Company ceases all uses of the Biglari and Biglari Holdings names two months after the Triggering Event, the Royalty Period will equal a total of eight years (the sum of the period of time equal to the five years prior to the Triggering Event, plus three years). Notwithstanding the above methods of determining the Royalty Period, the minimum Royalty Period is five years after a Triggering Event.

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The actual amount of royalties paid to Mr. Biglari following the occurrence of a Triggering Event (as defined in the License Agreement) would depend on the Company’s revenues during the applicable period following the Triggering Event, and, therefore, depends on material assumptions and estimates regarding future operations and revenues. Assuming for purposes of illustration a Triggering Event occurred on December 31, 2017, using revenue from 2017 as an estimate of future revenue and calculated according to terms of the License Agreement, Mr. Biglari would receive approximately $20.0 million in royalty payments annually. At a minimum, the royalties would be earned on revenue generated from January 1, 2018 through December 21, 2024. Royalty payments beyond the minimum period would be subject to the licensee's continued use of the licensed marks.

Services Provided by Family Members of Mr. Biglari

Shawn Biglari, Sardar Biglari’s brother, is employed in business development for Steak n Shake. Shawn Biglari received $242,600 in compensation from the Company during 2017. Ken Biglari, Sardar Biglari’s father, is a consultant to Steak n Shake. Ken Biglari received $160,000 in consulting fees from the Company during 2017.

Except as set forth above, there are no transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

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INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP has advised us that they have billed or will bill us the following amounts for services for 2017 and 2016.

Type of Fee	2017	2016
Audit Fees(1)	$779,000	$1,024,500
Audit-Related Fees(2)	109,500	185,000
Tax Fees(3)	21,465	—
All Other Fees(4)	—	—
Total Fees	$909,965	$1,209,500
(1)	Audit fees include fees for services performed for the audit of our annual financial statements including services related to Section 404 of the Sarbanes-Oxley Act and review of financial statements included in our Form 10-Q filings, Form 10-K filing, registration statements, comment letters and services that are normally provided in connection with statutory or regulatory filings or engagements. Billings not finalized at time of filing are included in the year paid.
(2)	Audit-Related Fees include fees for assurance and related services performed that are reasonably related to the performance of the audit or review of our financial statements. This includes services provided to audit Steak n Shake’s 401(k) Plan.
(3)	Deloitte & Touche LLP provided tax consulting services for a transaction during 2017.
(4)	Deloitte & Touche LLP did not provide any “other services” during the periods.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In each of 2017 and 2016, the Audit Committee pre-approved the services reported above.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the consolidated financial statements of the Corporation and its subsidiaries set forth in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 with management of the Corporation and Deloitte & Touche LLP, independent public accountants for the Corporation.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by accounting principles generally accepted in the United States of America, and standards of the PCAOB, including those described in Auditing Standard No. 1301, “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable PCAOB requirements for independent accountant communications with audit committees with respect to auditor independence and has discussed with Deloitte & Touche LLP its independence from the Corporation.

Based on the review and discussions with management of the Corporation and Deloitte & Touche LLP referred to above, the Audit Committee recommended to the Board that the Corporation include the consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 2017 in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation’s independent public accountants. In giving its recommendation to the Board, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the reports of the Corporation’s independent public accountants with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board.

Kenneth R. Cooper, Chairman

James P. Mastrian

Ruth J. Person

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words “plan,” “forecast,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “is likely,” “will,” and similar expressions. These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;
•	statements relating to the anticipated effects on results of operations or financial condition of recent or future developments or events;
•	statements relating to our capital raising activities, business and growth strategies; and
•	any other statements, projections or assumptions that are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017, as may be updated in our Quarterly Reports on Form 10-Q filed with the SEC. We undertake no obligation to update publicly any of these statements in light of future events, except as required by law.

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ANNUAL REPORT

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, as required to be filed with the SEC, excluding exhibits, will be mailed to shareholders without charge upon written request to the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of the Common Stock of the Corporation on the record date for the Annual Meeting. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The Corporation’s Form 10-K is also available through the SEC’s website (www.sec.gov).

PROPOSALS BY SHAREHOLDERS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2019 Annual Meeting must be received by the Corporation by November 23, 2018. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act.

In addition, the Company’s Amended and Restated By-laws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at an annual meeting of shareholders, the shareholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Accordingly, for our 2019 annual meeting of shareholders, notice of a proposal (including a nomination) must be delivered to us no earlier than December 27, 2018 and no later than January 26, 2019. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

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OTHER MATTERS

As of the date of this proxy statement, our Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. As to other business that may properly come before the Annual Meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with his best judgment.

By order of the Board,

Sardar Biglari

Chairman and Chief Executive Officer

San Antonio, Texas

March 27, 2018

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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

E43040-P06830 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIGLARI HOLDINGS INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING:

| For All | Withhold All | For All Except |
|---|---|---|
| ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

1. Election of Directors

Nominees:

01) Sardar Biglari
02) Philip L. Cooley
03) Kenneth R. Cooper
04) James P. Mastrian
05) Ruth J. Person

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 2:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V1.1

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**BIGLARI HOLDINGS INC.**

The Proxy Statement and 2017 Annual Report are available at www.biglariholdings.com/annualmeeting and www.proxyvote.com.

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E23247-P90317

**ANNUAL MEETING OF SHAREHOLDERS**
**THIS PROXY IS SOLICITED ON BEHALF OF**
**THE BOARD OF DIRECTORS OF THE COMPANY**

The undersigned appoints Sardar Biglari and Philip L. Cooley, and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of common stock of Biglari Holdings Inc. (the "Corporation"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") to be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, on April 26, 2018, at 1:00 p.m., Eastern Daylight Time, or at any adjournment or postponement thereof, as indicated on the reverse side on Proposals 1 and 2 and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 .**

Your vote is important. If you do not expect to attend the Annual Meeting or if you plan to attend but wish to vote by proxy, please sign, date and mail this proxy. A return envelope is provided for this purpose.

**Continued and to be signed on reverse side**

V.1.1